[SEAL OF THE STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

June 5, 1997

MICHAEL PARKOFF
7101 LION HEAD LANE
BOCA BATON, FL 33495

The Articles of Incorporation for AUTOMAX USA FINANCE, INC. were filed on June 3, 1997 and assigned document number P97000049497. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Randall Purintun, Document Specialist
New Filing Section                                   Letter Number: 997A00030366


     Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

                                State of Florida
                               [GRAPHIC OMITTED]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of AUTOMAX USA FINANCE, INC., a Florida corporation, filed on June 3, 1997, as shown by the records of this office.

The document number of this corporation is P97000049497.

                                                 Given under my hand and the
                                             Great Seal of the State of Florida,
                                           at Tallahassee, the Capitol, this the
                                                   Fifth day of June, 1997


                                                    /s/ Sandra B. Mortham
[SEAL OF THE STATE OF FLORIDA]
                                                        Sandra B. Mortham
                                                       Secretary of State

                                                               97 JUN -3 AM 9:48

                           ARTICLES OF INCORPORATION

                                       OF

                           AUTOMAX USA FINANCE, INC

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.

                                 ARTICLE I NAME

The name of the corporation shall be:

            AUTOMAX USA FINANCE, INC

                           ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

            7101 Lion Head Lane
            Boca Raton FL 33496

                               ARTICLE III SHARES

The name of shares of stock that this corporation is authorized to have outstanding at any one time is:

            1,000

             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is:

            Michael Parkoff
            7101 Lion Head Lane
            Boca Raton, FL 33496

                           CERTIFICATE OF RESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of sections 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.    The name of the corporation is: AUTOMAX USA FINANCE, INC

--------------------------------------------------------------------------------

2.    The name and address of the registered agent and office is:

      MICHAEL PARKOFF
--------------------------------------------------------------------------------
                                     (NAME)

      7101 Lion Head Lane
--------------------------------------------------------------------------------
                           (P.O. BOX NOT ACCEPTABLE)

      BOCA RATON, FLORIDA 33496
--------------------------------------------------------------------------------
                                (CITY/STATE/ZIP)

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                      SIGNATURE /s/ [ILLEGIBLE]
                                                --------------------------------
                                      DATE            6/3/97
                                          --------------------------------------

                       Consent in Lieu of Special Meeting
                          of the Board of Directors of
                            AutoMax USA Finance, Inc.

In lieu of a, special meeting of the board of directors of AutoMax USA Finance, Inc.., the undersigned, constituting all the directors of the corporation, unanimously consent as follows:

RESOLVED: That in order to expedite the business matters of the corporation, the directors find it necessary to give authority to Andrea Parkoff to bind the corporation as its agent. Andrea Parkoff is hereby given full power and authority to bind the corporation as if she were the President of the corporation.

FURTHER RESOLVED: That the corporation hereby ratifies each and every previous act taken by Andrea Parkoff in the name of the corporation, as if authorized by the corporation.

DATED at West Palm Beach, Florida, this June 30, 1997.

AutoMax USA, Inc.


By: /s/ Andrea Parkoff
   -----------------------------
Andrea Parkoff, Sole Director

I, being the only Shareholder of AutoMax USA Finance, Inc. hereby acquiesce to the above resolutions in full this June 30, 1997.


    /s/ Andrea Parkoff
--------------------------------
Andrea Parkoff, Sole Shareholder

                       Consent in Lieu of Special Meeting
                          of the Board of Directors of
                            AutoMax USA Finance, Inc.

In lieu of a, special meeting of the board of directors of AutoMax USA Finance, Inc., the undersigned, constituting all the directors of the corporation, unanimously consent as follows:

RESOLVED: That the Shareholders of the Corporation are selling all the issued and outstanding shares of the Corporation to Kenwick Industries, Inc., f/k/a Kenwick, Inc.

FURTHER RESOLVED: That the Corporation execute any and all documents and instruments required in order to consummate the said transaction, including, but not limited to, contracts, amendments, non-competition agreements, promissory notes, security agreements, lien documents, UCC-1 financing statements, affidavits, indemnities, closing statements and hold harmless agreements as may be required, and further that the Corporation perform any and an obligations and exercise any and all rights created under or by virtue of said documents and instruments.

FURTHER RESOLVED: That the following individual is hereby authorized to execute on behalf of the Corporation all documents and instruments to sell, vend, close, finance and otherwise consummate the transaction, including but not limited to Bills of Sale, Closing Statements, Compliance Agreements and Security Agreements, and any and all similar documentation: Andrea Parkoff.

DATED at West Palm Beach, Florida, August 1, 1998.

AutoMax USA Finance, Inc.


By: /s/ Andrea Parkoff
   -----------------------------
Andrea Parkoff, Sole Director

I, being the only Shareholder of AutoMax USA Finance, Inc. hereby acquiesce to the above resolutions in full this August 1, 1998.


    /s/ Andrea Parkoff
--------------------------------
Andrea Parkoff, Sole Shareholder

[LOGO] Department of the Treasury         Date of this Notice: JULY 28, 1997
       Internal Revenue Service           Taxpayer Identifying Number 65-0759507
       ATLANTA, GA 39901                  Form:                Tax Period.

                                                       For assistance you may
                                                       call us at

                                                       1-800-829-1040

                                                       Or you may write to us at
                                                       the address shown at the
                                                       left. If you write, be
                                                       sure to attach the bottom
                                                       part of this notice

AUTOMAX USA FINANCE INC
7101 LION HEAD LN
BOCA RATON FL 33496-5938019

                    NOTICE OF ACCEPTANCE AS AN S-CORPORATION

      YOUR ELECTION TO BE TREATED AS AN S-CORPORATION WITH AN ACCOUNTING PERIOD OF DECEMBER IS ACCEPTED. THE ELECTION IS EFFECTIVE BEGINNING JUNE 3, 1997, SUBJECT TO VERIFICATION IF WE EXAMINE YOUR RETURN.

      IF YOUR EFFECTIVE DATE IS NOT AS REQUESTED, IT WILL HAVE BEEN CHANGED FOR ONE OF TWO REASONS. EITHER YOUR ELECTION WAS MADE AFTER THE 15TH DAY OF THE THIRD MONTH OF THE TAX YEAR TO WHICH IT APPLIES, BUT BEFORE THE END OF THAT TAX YEAR, OR THE ELECTION WHEN SUBMITTED WAS INCOMPLETE, AND REQUESTED INFORMATION WAS RECEIVED AFTER THE FILING PERIOD. IN EITHER CASE, YOUR ELECTION IS INVALID FOR THE TAX YEAR REQUESTED AND HAS THEREFORE, BEEN TREATED AS THOUGH IT WERE MADE FOR THE NEXT TAX YEAR.

      PLEASE KEEP THIS NOTICE IN YOUR PERMANENT RECORDS AS VERIFICATION OF YOUR ACCEPTANCE AS AN S-CORPORATION.

      IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE OR THE ACTIONS WE HAVE TAKEN, PLEASE WRITE TO US AT THE ADDRESS SHOWN ABOVE. IF YOU PREFER, YOU MAY CALL US AT THE IRS TELEPHONE NUMBER LISTED IN YOUR LOCAL DIRECTORY. AN EMPLOYEE THERE MAY BE ABLE TO HELP YOU; HOWEVER, THE OFFICE AT THE ADDRESS SHOWN ON THIS NOTICE IS MOST FAMILIAR WITH YOUR CASE.

      IF YOU WRITE TO US, PLEASE PROVIDE YOUR TELEPHONE NUMBER AND THE MOST CONVENIENT TIME FOR US TO CALL SO WE CAN CONTACT YOU TO RESOLVE YOUR INQUIRY. PLEASE RETURN THE BOTTOM PART OF THIS NOTICE TO HELP US IDENTIFY YOUR CASE.

      THANK YOU FOR YOUR COOPERATION.

To make sure that IRS employees give courteous responses and correct information to taxpayers, a second IRS employee sometimes listens in on telephone calls.

Keep this part for your records                  Overlay S Form 8489 (Rev. 8-91)
--------------------------------------------------------------------------------
Return this part to us with your check or inquiry

-------------------------         -----------------------
  Your telephone number              Best time to call

(  )      -
-------------------------         -----------------------


       INTERNAL REVENUE SERVICE
       ATLANTA, GA 39901


                                                   AUTOMAX USA FINANCE INC
                                                   7101 LION HEAD LN
                                                   BOCA RATON FL 33496-5938019

DEPARTMENT OF THE TREASURY            DATE OF THIS NOTICE: 06-17-97
INTERNAL REVENUE SERVICE              NUMBER OF THIS NOTICE: CP 575 A
ATLANTA, GA 39901                     EMPLOYER IDENTIFICATION NUMBER: 65-0759507
                                      FORM: SS-4
                                      0716801547  B

                                              FOR ASSISTANCE YOU MAY CALL US AT:
                                              1-800-829-1040

                                              OR WRITE TO THE ADDRESS
                                              SHOWN AT THE TOP LEFT.

                                              IF YOU WRITE, ATTACH THE
                                              STUB OF THIS NOTICE.

AUTOMAX USA FINANCE INC
7101 LION HEAD LN
BOCA RATON FL 33496

             WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER (EIN)

      Thank you for your Form SS-4, Application for Employer Identification Number (EIN). We assigned you EIN 65-0759507. This EIN will identify your business account, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

      Use your complete name and EIN shown above on all federal tax forms, payments, and related correspondence. If you use any variation in your name or EIN, it may cause a delay in processing, incorrect information in your account, or cause you to be assigned more than one EIN.

      If you're required to deposit for employment taxes (Forms 941, 943, 940, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), we will send an initial supply of Federal Tax Deposit (FTD) coupon books within five to six weeks. You can use the enclosed coupons if you need to make a deposit before you receive your supply.

      Based on the information shown on your Form SS-4, you must file the following forms(s) by the date we show.

                 Form 941                10/31/97
                 Form 1120               02/15/98
                 Form 940                01/31/98

      If the due date has passed please complete the form and send it to us by 07-02-97. If we don't receive the form by that date additional penalties and interest will be charged. If you weren't in business or didn't hire employees for the tax period shown, please file the form showing that you have no liability.

      If you need help in determining what your tax year is, you can get Publication 538, Accounting Periods and Methods, at your local IRS office.

      If you have any questions about the forms shown or the date they are due, you may call us at 1-800-829-1840 or write to us at the address shown above.

      Thank you for your cooperation.